Exhibit 99.1

AMENDMENT NO. 2 TO SENIOR PROMISSORY NOTE

This Amendment No. 2 to Senior Promissory Note (the “Amendment”) is entered into by and between StockerYale, Inc., a Massachusetts corporation (the “Company”), and The Eureka Interactive Fund Limited (“Holder”) and is effective as of December 15, 2005.

WHEREAS, on or about May 12, 2005, the parties hereto entered into a transaction whereby Holder made a loan to the Company in the amount of $1,500,000 (the “Loan”);

WHEREAS, in consideration of the Loan, the Company issued a Senior Promissory Note (the “Note”) to Holder on May 12, 2005 in the aggregate principal amount of $1,500,000 (the “May Note”).

WHEREAS, under the May Note, interest accrues at an annual rate of 10% and is payable monthly and the outstanding principal is due and payable on September 12, 2005;

WHEREAS, pursuant to Amendment No. 1 to Senior Promissory Note dated August 26, 2005, the parties amended the May Note to provide for a maturity date of December 31, 2005; and

WHEREAS, the parties wish to further amend the May Note as set forth in this Amendment, ;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The definition of Maturity Date contained in the May Note is hereby amended to be January 15, 2007.

2. The aggregate outstanding principal under the May Note as of the date of this Amendment along with accrued interest thereon shall be payable in equal installments of fifty thousand dollars ($50,000) payable monthly on the fifteenth (15th) day of each month commencing on January 15, 2006 and continuing until the Maturity Date, and the entire balance of unpaid principal and interest shall be paid on the Maturity Date.

3. Except as expressly set forth in this Amendment, the May Note is not amended in any way and shall continue in full force and effect, in accordance with its terms.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

STOCKERYALE, INC.		THE EUREKA INTERACTIVE FUND, LIMITED

By:	/s/ Mark W. Blodgett	By:	/S/ RONAN DALY
	Mark W. Blodgett President and CEO		Ronan Daly Director